UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): April 21, 2021

CALAVO GROWERS, INC.

(Exact Name of Registrant as Specified in Charter)

California	000-33385	33-0945304
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1141-A Cummings Road, Santa Paula, California 93060

(Address of Principal Executive Offices) (Zip Code)

(Former Name or Former Address, if Changed Since Last Report)

Registrant’s telephone number, including area code: (805) 525-1245

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVGW	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Security Holders.

On April 21, 2021, we held the annual meeting of shareholders of Calavo Growers, Inc. At the meeting, the holders of our outstanding common stock acted on the following matters:

(1)The shareholders voted and elected the following 11 directors, each to serve for a term of one year Shareholders were entitled to cumulate their votes for directors. Each nominee received the following votes:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Farha Aslam	12,557,086	106,003	1,412,460
Marc L.Brown	11,504,120	1,323,969	1,412,460
Michael A. DiGregorio	12,099,288	563,801	1,412,460
Harold Edwards	9,929,317	5,667,692	1,412,460
James D. Helin	12,379,605	563,984	1,412,460
Steven Hollister	12,551,947	382,842	1,412,460
Kathleen M. Holmgren	12,527,988	135,101	1,412,460
John M. Hunt	7,085,181	5,594,408	1,412,460
J. Link Leavens	14,633,457	1,209,171	1,412,460
Donald M. Sanders	12,311,113	570,733	1,412,460
Scott Van Der Kar	13,087,239	1,095,137	1,412,460

(2)The shareholders approved the ratification of the appointment of Deloitte & Touche LLP as our independent accountants for fiscal 2021. Votes cast were as follows:

For	14,820,312
Against	20,589
Abstain	15,121

(3)The shareholders voted on an advisory basis and approved the compensation of the executive officers of Calavo Growers, Inc. as disclosed in the company’s 2021 proxy statement. Votes cast were as follows:

For	12,585,828
Against	824,855
Abstain	32,879
Broker Non-Votes	1,412,460

(4)The shareholders voted and approved the Calavo Growers, Inc. 2020 equity Incentive Plan. Votes cast were as follows:

For	12,678,424
Against	732,505
Abstain	32,633
Broker Non-Votes	1,412,460

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calavo Growers, Inc.
April 26, 2021

	By:	/s/ James Gibson
James Gibson
Chief Executive Officer
(Principal Executive Officer)

3